EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Long-Term Incentive Plan (as amended and restated May 27, 2021) of UDR, Inc. of our report dated February 18, 2021, with respect to the consolidated financial statements and schedule of United Dominion Realty, L.P. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado
June 30, 2021